Exhibit 99.1

Industry Canada	Industrie Canada	FORM 11	FORMULAIRE 11
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF CONTINUANCE (SECTION 187)	CLAUSES DE PROROGATION (ARTICLE 187)

1 — Name of the Corporation World Heart Corporation	Dénomination sociale de la société		2 — Taxation Year End Fin de l’année d’imposition
			M		D — J

			1	2	3	1
3 — The province or territory in Canada where the registered office is to be situated Ontario		La province ou le territoire au Canada où se situera le siege social
4 — The classes and the maximum number of shares that the corporation is authorized to issue See Schedule “A” attached		Catégories et le nombre maximal d’actions que la société est autorisée à émettre
5 — Restrictions, if any, on share transfers See Schedule “B” Attached		Restrictions sur le transfert des actions, s’il y a lieu
6 — Number (or minimum and maximum number) of directors Minimum 3; Maximum 10		Nombre (ou nombre minimal et maximal) d’administrateurs
7 — Restrictions, if any, on business the corporation may carry on None		Limites imposées à l’activité commerciale de la société, s’il y a lieu
8 — (1) If change of name effected, previous name None		(1) S’il y a changement de dénomination sociale, indiquer la denomination sociale antérieure

(2) Details of incorporations Incorporated on April 1, 1996 pursuant to the Business Corporations Act (Ontario)		(2) Détails de la constitution
9 — Other provisions, if any See Schedule “C” attached		Autres dispositions, s’il y a lieu
Signature	Printed Name — Nom en lettres moulées	10 — Capacity of — En qualité de	11 — Tel. No. — No de tél.

/s/ Richard Juelis	Richard Juelis	V.P., Finance/CFO	510-563-4713
FOR DEPARTMENTAL USE ONLY. A L’USAGE DU MINISTERE SEULEMENT

                                                                                         SCHEDULE “A”

ARTICLES OF INCORPORATION

(1)                                  An unlimited number of Common Shares, which Common Shares shall have the following rights, privileges, restrictions and conditions:

                COMMON SHARES

(a)                                  Payment of Dividends:  The holders of the Common Shares shall be entitled to receive dividends if, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the board of directors may from time to time determine.  Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or concurrently with the holders of the Common Shares, the board of directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation.

(b)                                 Participation upon Liquidation, Dissolution or Winding Up:  In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares shall, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive assets of the Corporation upon such a distribution in priority to or concurrently with the holders of the Common Shares, be entitled to participate in the distribution.  Such distribution shall be made in equal amounts per share on all the Common Shares at the time outstanding without preference or distinction.

(c)                                  Voting Rights:  The holders of the Common Shares shall be entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common share held at all such meetings.

(2)                                  An unlimited number of Preferred Shares in series, such Preferred Shares in series shall have the following rights, privileges, restrictions and conditions:

                PREFERRED SHARES IN SERIES

(a)                                  the directors of the Corporation may, at any time and from time to time, issue the Preferred Shares in one or more series, each series to consist of such number of shares as may before issuance thereof be fixed by the directors;

(b)                                 the directors of the Corporation may (subject as hereinafter provided) from time to time before issuance determine the designation, rights, privileges, restrictions and conditions to attach to the Preferred Shares of each series including, without limiting the generality of the foregoing, the rate, amount or method of calculation of dividends, whether cumulative or non-cumulative or partially cumulative, and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof, the rights of retraction, if any, vested in the holder of Preferred Shares of such series, and the prices and the other terms and conditions of any rights of retraction and whether any additional rights of retraction may be vested in such holders in the future, voting rights (if any) and conversion rights (if any) and any sinking fund, purchase fund or other provisions attaching to the Preferred Shares of such series, the whole subject to the issue pursuant to the Canada Business Corporations Act of a certificate of amendment in respect of articles of amendment in prescribed form to designate a series of shares;

(c)                                  when any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the Preferred Shares of all series shall participate rateably in respect of such dividends including accumulations, if any, in accordance with amounts which would be payable on the Preferred Shares if all such dividends were declared and paid in full, and on any return of capital in accordance with sums which would be payable on such return of capital if all amounts so payable were paid in full;

(d)                                 the Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary;

(e)                                  in the event of liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Preferred Shares shall, before any amount shall be paid to or any property or assets of the Corporation shall be distributed among the holders of the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares, be entitled to receive (a) an amount equal to the amount of the redemption price specified therefore, together with, in the case of cumulative Preferred Shares all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and in the case of non-cumulative dividends, all declared and unpaid non-cumulative dividends, and (b) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of the said Preferred Shares if they had been called for redemption by the Corporation on the date of liquidation, dissolution, winding-up or distribution and, if said Preferred Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said Preferred Shares;

(f)                                    no dividends shall at any time be declared or paid on or set apart for payment of the Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such declaration or payment or setting apart for payment on the Common Shares or such other shares of the Corporation ranking junior to the Preferred Shares nor shall the Corporation call for redemption or redeem or purchase for cancellation or reduce or otherwise pay off any of the Preferred Shares (less than the total amount then outstanding) or any Common Shares or any other shares of the Corporation ranking junior to the Preferred Shares unless all dividends up to and including the dividend payable for the last completed period for which such dividends shall be payable on each series of the Preferred Shares then issued and outstanding shall have been declared and paid or set apart for payment at the date of such call for redemption, purchase, reduction or other payment;

(g)                                 the Preferred Shares of any series may be purchased for cancellation or made subject to redemption by the Corporation at such times and at such prices and upon such other terms and conditions as may be specified in the rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series as set forth in the resolution of the board of directors of the Corporation and certificate of amendment relating to such series;

(h)                                 the approval of the holders of the Preferred Shares, given in the manner described in paragraph (i) below, shall be required for the creation of any new share ranking prior to or on a parity with the Preferred Shares; and

(i)                                     the provisions of paragraph (a) to (h), inclusive and of this paragraph (i) may be repealed, altered, modified, amended or varied in whole or in part only with the prior approval of the holders of the Preferred Shares given in the manner hereinafter specified in addition to any other approval required by the Canada Business Corporations Act or any other applicable statutory provision of like or similar effect, from time to time in force.  The approval of the holders of the Preferred Shares with respect to any and all matters hereinbefore referred to may be given by at least 66-2/3% of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose and held upon at least 21 days’ notice at which the holders of a majority of the outstanding Preferred Shares are present or represented by proxy.  If at any such meeting the holders of a majority of the outstanding Preferred Shares are not present or represented by proxy within one-half an hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and to such time and place as may be appointed by the chairman of the meeting and not less than 21 days’ notice shall be given of any such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called.  At such adjourned meeting the holders of the Preferred Shares present or represented by proxy may transact the business for which the meeting was originally called by resolution passed thereat by not less than 66-2/3% of the votes cast at such adjourned meeting and the conduct thereof shall be from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders.  On every poll taken at every such meeting or adjourned meeting every holder of Preferred Shares shall be entitled to one vote in respect of each Preferred Share held by him.

SCHEDULE “B”

NIL

SCHEDULE “C”

1.             The actual number of directors within the minimum and maximum number set out in paragraph 5 may be determined from time to time by resolution of the directors.  Any vacancy among the directors resulting from an increase in the number of directors as so determined may be filled by resolution of the directors.

2.             Pursuant to Articles of Amendment dated December 1, 2003:

(a)          The authorized capital of the Corporation is altered by consolidating all of the issued and outstanding Common Shares of the Corporation and the Common Shares reserved for issuance against options, warrants or other convertible or exchangeable securities outstanding at such time, on the basis of one post-consolidation Common Share of the Corporation for every seven pre-consolidation Common Shares of the Corporation; and

(b)         In the event that the consolidation would otherwise result in the issuance of a fractional share, no fractional share shall be issued and any fractional share of the Corporation resulting from such consolidation shall be cancelled without any payment or other compensation being made to any shareholder in respect thereof.